EXHIBIT 99




      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Amended Quarterly Report of the Company on Form 10-Q/A for the quarter ended December 31, 2002 and that to the best of his or her knowledge:

     1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.






          Dated: February 27, 2003           /s/ Michael E. DeHaan
          ------------------------           ----------------------
                                             Michael E. DeHaan
                                             Chairman, President and
                                             Chief Executive Officer


         Dated: February 27, 2003            /s/ Karen M. Wirth
         ------------------------            -------------------
                                             Karen M. Wirth
                                             Treasurer (Chief Financial Officer)